Exhibit 99.2

Borrowed Shares

Item 14.

The registrant is filing this Exhibit 99.2 for the purpose of incorporating the information set forth herein by reference into the automatic shelf registration statement on Form S-3ASR (File No. 333-220326) that was filed by the registrant with the Securities and Exchange Commission on September 1, 2017.

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by the registrant in connection with the sale of the securities being registered:

SEC Registration Fees	$13,000
Printing and Engraving Expenses	$20,000
Legal Fees and Expenses	$125,000
Accounting Fees and Expenses	$50,000
Transfer Agent and Registrar Fees	$10,000
NYSE Listing Fee	$35,000
Miscellaneous Expenses	$22,000

Total	$275,000